Exhibit 10.5

2006 STOCK OPTION PLAN

FOR

BUSINESS FIRST BANCSHARES, INC.

(Amended and Restated as of December 22, 2006)

Section 1 Purpose. The purpose of this 2006 STOCK OPTION PLAN FOR BUSINESS FIRST BANCSHARES, INC. is to advance the interests of Business First Bancshares, Inc., a Louisiana corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company.

Section 2 Definitions. As used herein, the following terms shall have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended, or any successor provisions.

(b) “Administrator” shall mean, the persons described in Section 12 which are authorized to administer the Plan at the time of reference.

(c) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) an entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under the Act, (iv) any subsidiary of the Company, and (v) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board of Directors as being a participant employer in the Plan.

(d) “Available Shares” shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Administrator may grant an Option, all of which Available Shares shall be held in the Company’s treasury or shall be made available from authorized and unissued Shares.

(e) “Bank” shall mean Business First Bank, Baton Rouge, Louisiana, a Louisiana state bank, which upon consummation of the Holding Company Reorganization, will be a wholly-owned subsidiary of the Company, and its respective successors and/or assigns.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Cause” shall mean:

(i) The determination by the Board in the exercise of its reasonable judgment, after consultation with its legal counsel, that Optionee has committed an act or acts constituting (A) a felony or other crime, whether a felony or a misdemeanor, involving moral turpitude, dishonesty or theft, (B) dishonesty or disloyalty that is harmful to the Company or any Affiliate, or (C) fraud;

(ii) The determination by the Board in the exercise of its reasonable judgment, that Optionee (A) has engaged in actions or omissions that would constitute unsafe or unsound banking practices, or (B) has failed to follow the lawful directives of the Board after written notice to Optionee by the Company or any Affiliate specifying in reasonable detail such failure;

(iii) The determination by the Board in the exercise of its reasonable judgment, after consultation with its legal counsel, that Optionee has committed a breach or violation of this Agreement, and Optionee has failed to cure such breach or violation within ten (10) days after written notice to Optionee by the Company or an Affiliate specifying in reasonable detail the alleged breach or violation;

(iv) The determination by the Board, after consultation with its legal counsel, that Optionee has engaged in gross misconduct in the course and scope of his employment with the Company or any Affiliate, including indecency, immorality, gross insubordination, dishonesty, unlawful harassment or discrimination, use of illegal drugs, or fighting; or

(v) In the event Optionee is prohibited from engaging in the business of banking by any governmental regulatory agency having jurisdiction over the Company or any Affiliate.

(h) “Change in Control” shall mean and shall be deemed to have occurred for purposes of this Agreement on the first to occur of the following:

(i) the acquisition by any individual, entity or “group,” within the meaning of section 13(d)(3) or section 14(d)(2) of the Act (other than (a) the Company, (b) the Bank or (c) any savings, pension or other benefit plan for the benefit of the employees of the Company or any Affiliate or subsidiaries thereof) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company or the Bank where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the Company’s or the Bank’s then outstanding capital stock entitled to vote generally in the election of directors;

(ii) within any twelve-month period (commencing in 2009), the persons who were directors of the Company or the Bank immediately before the beginning of the twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of such entity; provided that any individual becoming a director subsequent to the beginning of such twelve-month whose election, or nomination for election by the Company’s or the Bank’s shareholders, as the case may be, was approved by at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director unless such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act);

(iii) a reorganization, merger, consolidation, share exchange or other corporate transaction involving the Company or the Bank (other than the Company’s acquisition of the shares of the Bank in the Holding Company Reorganization) with respect to which the shareholders of the Company or the Bank immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated entity’s then outstanding voting securities;

(iv) the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party;

(v) a dissolution or liquidation of the Company (other than for the sole purpose of terminating the Bank’s status as a subsidiary of the Company and eliminating the Company) or the Bank; or

(vi) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) – (v), as determined by the Board.

(i) “Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

(j) “Company” shall mean Business First Bancshares, Inc., a Louisiana corporation.

(k) “Controlling Participant” means any person who, immediately before an Option is granted to that particular person, directly or indirectly (within the meaning of section 424 of the Code and the regulations promulgated thereunder) possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate. The determination of whether a person is a Controlling Participant shall be made in accordance with sections 422 and 424 of the Code, or any successor provisions, and the regulations promulgated thereunder.

(l) “Date of Exercise” shall mean the later of (i) the date on which the Company has received written notice of the exercise, in whole or in part, of the Option, and (ii) the date on which full payment of (A) the aggregate Exercise Price of the Option Shares being acquired, and (B) applicable tax withholding, has been made.

(m) “Date of Grant” shall mean the date on which the Administrator takes formal action to grant an Option, provided that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Option.

(n) “Director” shall mean a member of the Board.

(o) “Eligible Person(s)” shall mean those persons who are Employees of the Company or the Bank. Notwithstanding the preceding, and solely with respect to Nonstatutory Options, the term “Eligible Person” shall include non-Employee Directors.

(p) “Employee(s)” shall mean those persons who are employees of the Company, the Bank or any Affiliate.

(q) “Exercise Price” shall mean the price at which a Share may be purchased by an Optionee pursuant to the exercise of an Option, as specified in the respective Option Agreement.

(r) “Fair Market Value,” when capitalized, shall mean:

(i) If Shares are listed on a national securities exchange or there exists other readily available market price data for the Shares at the date of determining the Fair Market Value, the closing price on the most recently preceding trading date.

(ii) If Shares are not listed on a national securities exchange or there otherwise is no other readily available market price data for the Shares at the date of determining the Fair Market Value, the value determined by the reasonable application of a reasonable valuation method, as set forth in the regulations to Code section 409A.

(s) “Holding Company Reorganization” means the transaction pursuant to which the Company acquires the outstanding stock of the Bank and becomes a registered bank holding company under the Bank Holding Company Act of 1954, as amended.

(t) “Incentive Option” shall mean an Option that is intended to qualify under and satisfy the requirements of section 422 of the Code.

(u) “Nonstatutory Option” shall mean an Option that is not intended to satisfy the requirements of section 422 of the Code.

(v) “Option” (when capitalized) shall, unless otherwise specifically noted, mean any stock option granted under this Plan.

(w) “Option Agreement” shall mean an agreement between an Optionee and the Company containing the terms and conditions of the Option.

(x) “Option Shares” shall mean Shares subject to the Option of reference at the time of reference.

(y) “Optionee” shall mean a person to whom an Option is granted or any successor to the rights of such Option under this Plan.

(z) “Owner” shall mean the person (including, without limitation, the Optionee) who owns the Purchased Shares at the time of reference.

(aa) “Plan” shall mean this 2006 Stock Option Plan for Business First Bancshares, Inc.

(bb) “Purchased Shares” shall mean Option Shares which have been acquired through the exercise of an Option.

(cc) “Repurchase Right” shall mean the right of the Company to repurchase Purchased Shares as described in Section 13.

(dd) “Separation” or “Separates” shall mean the date on which Optionee ceases to have an employment relationship with the Company or the Bank or any Affiliate for any reason, including death or disability; provided, however, a Separation will not be considered to have occurred while an Employee is on sick leave, military leave, or any other leave of absence approved by the Company or the Bank or an Affiliate, as applicable, if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Employee’s right to reemployment with the Company or the Bank or an Affiliate is guaranteed either by statute or by contract.

(ee) “Share” or “Shares” shall mean a share or shares of the common stock of the Company; and, following a Change in Control, without limitation, shall include and refer to the number and class of securities that would have been issuable to an Optionee in consummation of such Change in Control had such Optionee’s Option been exercised immediately prior to such Change in Control.

(ff) “Shareholders’ Agreement” shall mean that certain Shareholders’ Agreement between the Company and its shareholders relating to preservation of the S corporation federal income tax status of the Company, as may be amended or replaced from time to time.

(gg) “Spread” shall mean the excess of: (i) the Fair Market Value on the Date of Exercise of the Purchased Shares, over (ii) the Exercise Price of the Option Shares.

(hh) “Vested, Vesting, Unvested” and similar references, shall mean the number of Option Shares which have Vested, become nonforfeitable, and are exercisable under the terms of the Plan or the Option Agreement, or both, at the time of reference.

Section 3 Available Shares.

(a) As of the Effective Date, 450,000 Shares shall automatically, and without further action, become Available Shares to be granted as Options under this Plan, all of which may be granted as Incentive Options under this Plan. Any Shares issued by the Bank in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Options under the Plan.

(b) To the extent any Option shall terminate, expire or be canceled, (including, without limitation, a cancellation described in Section 3(d) below), the Available Shares subject to such Option shall remain Available Shares.

(c) Shares or Option Shares delivered to the Company to pay the Exercise Price of any Option or to satisfy the Optionee’s income tax withholding obligation shall become available for future issuance under the Plan.

(d) Without limitation, the Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options of such Optionee and to grant, in substitution, to such Optionee new Options covering the same or different number of Shares; provided, however, that substituted Incentive Options shall comply with the requirements of Section 4 and Section 5 of this Plan, and the requirements of section 422 of the Code.

Section 4 Conditions for Grant of Options.

(a) Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Administrator, provided such terms are not inconsistent with this Plan or any applicable law. If a Optionee receives both Incentive Options and Nonstatutory Options, a separate Option Agreement shall be issued for each type of Option granted. However, notwithstanding such designations, to the extent that (i) the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Options designated as Incentive Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, or (ii) an Incentive Option does not meet any other requirement to be an “incentive stock option” within the meaning of section 422 of the Code, such Options, or portions thereof, shall be treated as Nonstatutory Options. For purposes of this section, Options shall be taken into account in the order in which they were granted. Each Option Agreement relating to an Incentive Option granted under this Plan shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Option Agreement relates to constitute an incentive stock option, as defined in section 422 of the Code. If this Plan or any Option Agreement does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of this Plan and any Option Agreement.

(b) Optionees shall be those persons selected by the Administrator from Eligible Persons; provided, however, that only Employees may receive Incentive Options under the Plan. In granting Options, the Administrator shall take into consideration the contribution the person has made or may make to the success of the Company, the Bank, or any Affiliate and such other factors as the Administrator shall determine. The Administrator shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company, the Bank or any Affiliate with regard to these matters. The Administrator may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Administrator or the continued employment of Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

(c) The Administrator in its sole discretion shall determine in each case whether periods of military or governmental service shall constitute a continuation of employment for the purposes of this Plan or any Option.

(d) Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continued employment by the Company, the Bank or any Affiliate; and provided, further, that nothing herein shall be deemed to limit the ability of the Company or the Bank to enter into any other compensation arrangement(s) with any Eligible Person.

Section 5 Exercise Price. The Exercise Price per Share under an Option shall be determined by the Administrator in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value on the date that such Option is granted and, in the case of an Incentive Option granted to a Controlling Participant, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date that such Option is granted.

Section 6 Payment of Exercise Price and Withholding. The Exercise Price of any Option Shares, and the amount that the Administrator determines to be necessary for the Company, the Bank or any Affiliate, as applicable, to withhold in accordance with applicable federal or state income tax withholding requirements with respect to any Option Shares, shall be paid solely in cash, by certified or cashier’s check or by money order, or by wire transfer of immediately available funds; provided, however, that the Administrator, in its sole discretion, may accept a personal check in full or partial payment of the Exercise Price and withholding; and provided, further, that to the extent, if any, expressly permitted by the terms of the Option Agreement, and not to any greater extent, on or after February 1, 2009, the Exercise Price, or the withholding, or both, may be paid by the surrender of Shares, including Vested but unexercised Option Shares and/or Purchased Shares. If either (or both) the Exercise Price or the withholding is paid with Shares, including Vested but unexercised Option Shares and/or Purchased Shares, the amount of such payment will be equal to the Fair Market Value on the Date of Exercise of the Shares, Option Shares and/or Purchased Shares surrendered as determined as of the most recent calendar quarter; provided, further, that Optionee must indicate his or her intention to surrender a certain number, or dollar value, of Shares, Option Shares or Purchased Shares in payment of the Exercise Price, or withholding, or both, in his or her required written notice of exercise.

Section 7 Exercise of Options.

(a) Any Option shall become exercisable in such amounts and at such intervals as the Administrator shall provide in any Option Agreement, except as otherwise provided in this Section 7; provided in each case that the Option has not expired on the Date of Exercise.

(b) The expiration date of an Option shall be determined by the Administrator at the Date of Grant, provided, that for an Option to qualify as an Incentive Option, the Option shall expire not more than ten (10) years from the Date of Grant, and in the case of a Controlling Participant, not more than five (5) years from the Date of Grant.

(c) Without limitation, the Administrator may in its sole discretion accelerate the date on which any Option Shares shall become Vested, including the right, subject to the Administrator’s right under Section 8(b) of this Plan, to accelerate all Unvested Options, as set forth in any Option Agreement, upon a Change in Control; provided, that any acceleration upon a Change in Control that occurs prior to February 1, 2009 may be subject to review and approval of the Federal Deposit Insurance Corporation.

Section 8 Termination of Option.

(a) Unless otherwise provided in the Option Agreement, the unexercised portion of such Option shall automatically and without notice terminate and become null and void upon the earliest to occur of the following:

(i) with respect to Incentive Options only, three (3) months after the date on which the Optionee Separates, other than Separation for Cause; or

(ii) the date on which the Optionee Separates, if the Administrator, in its sole discretion, determines that such Separation is, or was, for Cause.

Without limitation, the Administrator, in its sole discretion, may extend the date on which, absent such extension, an Option would terminate.

(b) Except to the extent expressly provided to the contrary in the Option Agreement, the Administrator, in its sole discretion may, by giving written notice (a “Cancellation Notice”) cancel, effective upon the date of the consummation of any Change in Control, all or any portion of such Option that remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval (if any is required) of the Change in Control, and may be conditioned upon the actual occurrence of the Change in Control.

Section 9 Adjustment of Shares Subject to Option.

(a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned; and

(ii) appropriate adjustment shall be made in the number of Option Shares and the Exercise Price thereof, so that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate Exercise Price.

(b) The Administrator shall change the terms of Options outstanding under this Plan, with respect to the Exercise Price or the number of Option Shares, or both, when such adjustments become appropriate by reason of any corporate transaction and, unless terminated, following a Change in Control: (i) the Option Shares assumed shall be appropriately adjusted, immediately after such Change in Control, to continue to be Option Shares as defined herein, and (ii) there shall be an appropriate adjustment in the Exercise Price so that the Option Shares shall remain subject to purchase at the same aggregate Exercise Price; provided, however, that no adjustments shall be made to Incentive Options unless: (i) the excess of the aggregate Fair Market Value of the Option Shares immediately after such adjustment over the aggregate Exercise Price of the Incentive Option is not more than the excess of the Fair Market Value of all Options Shares immediately before the adjustment over the aggregate Exercise Price of the Incentive Options; and (ii) the new or adjusted Incentive Options do not give the Optionee additional benefits that the Optionee did not have prior to adjustment.

(c) Subject to the terms and conditions of, and within the limitations of, the Plan, the Board of Directors may modify, extend, or renew outstanding Options granted under the Plan or accept the surrender of Options outstanding under the Plan (to the extent not previously exercised) and authorize the granting of substitute Options (to the extent not previously exercised). Except as otherwise provided herein or any Option Agreement or as may be necessary, with respect to Incentive Options, to satisfy the requirements of section 422 of the Code, no modification of an Option granted under the Plan shall, without the consent of Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan to such Optionee under the Plan.

(d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Available Shares or the number of or Exercise Price of Option Shares.

(e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above Option Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 10 Transferability of Options and Option Shares. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and that so long as the Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

Section 11 Issuance of Shares. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Purchased Shares unless and until certificates representing such Purchased Shares shall have been issued and delivered to such person. In the event that an Optionee exercises both an Incentive Option, or portion of one, and a Nonstatutory Stock Option, or a portion of one, separate certificates shall be issued, one for the Purchased Shares subject to the Incentive Option and one for the Purchased Shares subject to the Nonstatutory Stock Option. As a condition of any transfer of the certificate of Purchased Shares, the Administrator may obtain such agreements or undertaking, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the Option Agreement or any law or regulation including, but not limited to, the following:

(a) A representation, warranty or agreement by an Optionee to the Company at the time any Option is exercised that he or it is acquiring the Purchased Shares to be issued to him or it for investment and not with a view to, or for sale in connection with, the distribution of any such Purchased Shares; and

(b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Administrator, necessary or appropriate to comply with the provisions of the Shareholders’ Agreement or any securities laws deemed by the Administrator to be applicable to the issuance of the Purchased Shares and are endorsed upon the Purchased Share certificates.

Section 12 Administration of the Plan.

(a) The Plan shall be administered by the Administrator, which shall be the Board except to the extent (if any) that the Board has delegated some or all of its authority to a one or more officers or Directors, or both, in which event, other than the power to appoint the Administrator, and as otherwise limited by the Board, in writing, in the document delegating such its authority, such selected persons shall function as the Administrator for all purposes hereof.

(b) The Administrator, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Administrator shall be final and conclusive.

(c) Any and all decision or determinations of the Administrator shall be made either (i) by a majority vote of the members of the Administrator at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Administrator.

(d) Subject to the express provisions of this Plan, the Administrator shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan or any Options; and (ii) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Administrator deems appropriate. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any Option Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Administrator shall have full discretion to make all determinations on the matters referred to in this Section 12(d), and such determinations shall be final, binding and conclusive.

Section 13 Repurchase of Purchased Shares Upon Separation for Cause. Notwithstanding anything to the contrary in the Plan or the Option Agreement, if an Optionee’s

Separation is for Cause, then the Option shall immediately terminate (without action by the Company or Optionee) and, additionally, the Company shall have the right, but not the obligation, to repurchase all or any portion of the Purchased Shares held by the Owner as of such date (the “Repurchase Right”). The Company may (but is not obligated to) exercise its right by delivering written notice to such Owner within one hundred eighty (180) days following the later of (i) the date of Optionee’s Separation, and (ii) the date the Administrator determines that a violation occurred (“Notice Period”). The notice shall indicate the number of Purchased Shares to be repurchased and the date on which the repurchase is to be effected, and the Optionee shall comply with such notice and requirements. The certificate(s) representing the Purchased Shares to be repurchased shall be delivered to the Company by the Optionee prior to the close of business on the date specified for the repurchase, along with a duly executed stock power(s) transferring the Purchased Shares to the Company. Concurrently with the receipt of such stock certificate(s) and duly executed stock power(s), the Company shall pay to the Owner, by check, cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the current Fair Market Value of the Purchased Shares that are to be repurchased from the Owner; provided, however, if the Owner fails to deliver such certificate(s) and stock power(s) to the Company in a timely manner and the Company makes the check, cash or cash equivalents available to the Owner on the date specified in the notice for repurchase of the Purchased Shares, then the Purchased Shares shall be deemed to have been repurchased by the Company as of such date (notwithstanding the Owner’s failure to deliver the stock certificate(s) evidencing such Purchased Shares and stock power(s) transferring the Purchased Shares to the Company). The Company’s option to repurchase shall terminate at the at 12:00 p.m. on the last day of the Notice Period with respect to any Purchased Shares for which it has not exercised its option to repurchase. The provisions of this Section 13 shall supersede any provisions of the Shareholders’ Agreement to the extent of any conflict between the Plan and the Shareholders’ Agreement relating to the repurchase of Purchased Shares by the Company.

Section 14 Government Regulations. This Plan, the Options and the obligations of the Company to sell and deliver Purchased Shares upon exercise of an Option, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required; including, without limitation, compliance with 12 U.S.C. § 1828(k) and regulations promulgated thereunder.

Section 15 Miscellaneous.

(a) The proceeds received by the Company from the exercise of Options shall be used for general corporate purposes.

(b) The granting of an Option shall be in addition to any other compensation paid to Optionee or other stock option plans of the Company or other benefits with respect to Optionee’s position or agency with the Company, the Bank or any Affiliate.

(c) The members of the Board and the Administrator (if not the Board) shall not be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option, and members of the Board and the Administrator shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance coverage that may from time to time be in effect.

(d) Any issuance or transfer of Purchased Shares to an Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of the Plan or the applicable Option Agreement, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Administrator may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Purchased Shares, to execute a release and receipt for such payment or issuance or transfer of Purchased Shares in such form as it shall determine.

(e) None of the Board, the Administrator, or the Company guarantees Purchased Shares from loss or depreciation.

(f) All expenses incident to the administration, termination, or protection of the Plan or any Option Agreement, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under the Plan or any Option Agreement.

(g) Records of the Company shall be conclusive for all purposes under the Plan or any Option, unless determined by the Administrator to be incorrect.

(h) The Company shall, upon request or as may be specifically required under the Plan or any Option Agreement, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Administrator to perform its duties and functions under the Plan or any Option Agreement.

(i) The Company assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Administrator.

(j) Any action required of the Company relating to the Plan or any Option shall be by resolution of its Administrator or by a person authorized to act by written delegation of the Administrator.

(k) If any provision of the Plan, or any Option Agreement, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or any Option, but such provision shall be fully severable, and the Plan or Option Agreement, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option Agreement, as applicable.

(l) Whenever any notice is required or permitted under the Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under the Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this Section 15(l), or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Section 15(l). The Company or Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Company and Optionee shall be deemed to have specified as its and his address for receiving notices, as to the Company, its principal executive offices in Baton Rouge, Louisiana, and, as to the Optionee, the most current address of Optionee set forth in the Company’s employment records.

(m) Any person entitled to notice under the Plan may waive such notice.

(n) The Plan shall be binding upon Optionee, his legal representatives, heirs, legatees and distributees upon the Company, its successors, and assigns, and upon the Board and its successors.

(o) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Louisiana to the maximum extent permitted under applicable law. The Company and the Optionee agree that venue for any lawsuit concerning the Plan or any Option Agreement will be the in the state or federal courts located in East Baton Rouge Parish, Louisiana.

(p) Without limitation, the amount received by an Optionee as a result of the exercise of the Option shall not constitute compensation with respect to which any other employee benefits of the Company are determined, including, again without limitation, benefits under any bonus, pension, profit-sharing, 401(k), life insurance, severance, or salary continuation plan.

Section 16 Amendment and Discontinuation of the Plan. The Board may from time to time amend the Plan, and the Administrator may amend any Option Agreement; provided, however, that subject to changes in law or other legal requirements that would permit otherwise, or except to the extent provided in Section 8 or Section 9, no such amendment may substantially impair any Option previously granted to any Optionee without the consent of such Optionee, provided further, that, as applied to Incentive Options and absent shareholder approval, no amendment to the Plan shall change the class of Employees that constitute Eligible Persons, nor shall any amendment alter the amount of Available Shares with respect to Incentive Options. The Board may discontinue and terminate the Plan at any time; provided, however, that such discontinuance and termination of the Plan shall not, subject to the limitations set forth in Section 8 of the Plan or any limitations set forth in an Option Agreement, affect the status of outstanding Options issued under the Plan.

Section 17 Effective Date and Termination Date. The effective date of this 2006 Stock Option Plan for Business First Bancshares, Inc. is December 22, 2006.

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Executed this 22nd day of December 2006.

BUSINESS FIRST BANCSHARES, INC.
/s/ Charles E. Roemer, III
Charles E. Roemer, III, President